Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

fuboTV, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(o)(1)	—	—	$118,700,000.00	0.0001476	$17,250.12
Fees Previously Paid	—	—	—	—	—	—	—
	Total Offering Amounts					$118,700,000.00		$17,520.12
	Total Fees Previously Paid							—
	Total Fee Offsets							$16,367.66
	Net Fee Due							$1,552.46

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement on Form S-3 No. 333-277677.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	fuboTV, Inc.	S-3	333-258428	August 4, 2021		$16,367.66 (2)	Unallocated (Universal) Shelf	(2)	(2)	$150,021,445
Fee-Offset Sources	fuboTV, Inc.	S-3	333-258428		August 4, 2021						$81,825.00

(2)	Attributable to US$150,021,445.30 of unsold securities that were previously registered under the Registration Statement on Form S-3 (333-258428) on August 4, 2021 (the “Prior Registration Statement”), that have not yet been issued and sold, representing $16,367.66 in unused filing fees (the “Unused Filing Fees”) that remain available to offset the current filing fee. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement and prospectus supplement. As such, the Registrant is offsetting the filing fees due under this prospectus supplement by $16,367.66. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.